UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2008

BARNES GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-04801	06-0247840
(Commission File Number)	(I.R.S. Employer Identification No.)

123 Main Street, Bristol, Connecticut	06011-0489
(Address of principal executive offices)	(Zip Code)

(860) 583-7070

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors: Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.

On February 13, 2008, the Compensation and Management Development Committee of the Company’s Board of Directors (the “Compensation Committee”) took the following actions with respect to the named executive officers of the Company as identified in the Company’s Proxy Statement dated April 10, 2007 (the “named executive officers”) other than Mr. Edmund Carpenter who retired December 31, 2006:

A. Executive Compensation.

1.	Long-Term Incentive Grants. Each of the awards described below was made pursuant to, and is governed by, the terms of the Barnes Group Inc. Stock and Incentive Award Plan, which has been approved by the Company’s stockholders.

	Long-Term Incentive Grants
	Restricted Stock Units	Performance Share Awards	Stock Options
G.F. Milzcik President and Chief Executive Officer	11,400	42,600	45,500
W.C. Denninger Senior Vice President, Finance and Chief Financial Officer	5,000	5,000	22,500
J.R. Arrington Senior Vice President, Human Resources	4,500	4,500	20,000
S.S. Gates Senior Vice President, General Counsel and Secretary	4,500	4,500	20,000

No long-term incentive awards were granted to Mr. Patrick J. Dempsey, Vice President, Barnes Group Inc. and President, Barnes Distribution, at the February 13, 2008 meeting of the Compensation Committee. The Compensation Committee awarded Mr. Dempsey long-term incentive grants on February 14, 2007, which included amounts for the current year.

Restricted Stock Units

Each restricted stock unit award entitles the holder to receive, without payment to the Company, the number of shares of the Company’s Common Stock, par value $.01 (the “Common Stock”) equal to the number of restricted stock units that become vested and to receive dividend equivalents on the restricted stock units determined by multiplying the number of restricted stock units by the dividend per share paid on the Common Stock on each date on which a dividend is paid to the holders of Common Stock. The restricted stock units vest 33.34% on August 13, 2010 and 33.33% on each of August 13, 2011 and August 13, 2012.

The restricted stock units become non-forfeitable in the event the holder retires on or after February 13, 2009; provided, that the holder is at least 62 years old and has at least five years of service (a “Qualified Retirement”) and executes a covenant not to compete and release of claims.

The restricted stock units will be accelerated and become payable upon termination of the holder due to the holder’s death or disability or upon a change in control of the Company. In the event of the holder’s termination for any other reason, the unvested portion of the restricted stock units shall be forfeited.

Performance Share Awards

The performance share awards are to be earned as follows: 33.34% for fiscal year 2008 and 33.33% for each of fiscal years 2009 and 2010, upon attainment of designated basic earnings per share; provided, that upon a change in control of the Company, all of the performance share awards shall be deemed to be earned.

In the event of a voluntary termination, involuntary termination with or without cause or a Qualified Retirement, the holder shall forfeit all unearned performance share awards. In the event of termination due to death or disability, any performance share unit awards earned in the year of such termination shall be paid and the reminder shall be forfeited.

On or about March 1 of each year following the year in which the performance share awards are earned, the number of shares of Common Stock equal to the number of earned awards will be delivered to the named executive officers. Dividend equivalents on all earned performance share unit awards, if any, will be paid at the same time and same rate as dividends are paid on outstanding shares of Common Stock.

Stock Options

All of the stock options granted to Messrs. Milzcik, Denninger and Arrington, and Ms. Gates shall vest at the rate of 33.34% on August 13, 2009 and 33.33% on each of August 13, 2010 and August 13, 2011. The exercise price of each stock option is $ 26.38005, the fair market value of a share of the Common Stock on the date of the grant, determined in accordance with the Barnes Group Inc. Stock and Incentive Award Plan.

In the event of a termination due to death, disability or a change in control of the Company, the stock options will become exercisable in full. In the event of a death or disability termination, the stock options may be exercised within one year of such termination.

In the event of an involuntary termination without cause, unvested stock options shall be forfeited and the holder shall have one year to exercise vested stock options. In the event of an involuntary termination for cause all stock options are forfeited. In the event of a voluntary termination, unvested stock options shall be forfeited and vested options shall terminate as of the last day of employment.

In the event of a Qualified Retirement on or after February 13, 2009, so long as the holder executes a covenant not to compete, stock options shall continue to vest as scheduled. If the holder does not execute such covenant, unvested stock options shall be forfeited. If the holder also executes a release of claims, the holder shall have five years from the retirement date to exercise vested stock options. If the holder does not execute such release, the holder shall have one year to exercise vested stock options.

Other Action

With respect to the remaining performance share awards granted to each of Messrs. Milzcik, Denninger, Arrington, and Dempsey and Ms. Gates in 2005, 2006, and 2007 to be earned in fiscal 2007 upon attainment of targeted basic earnings per share levels, the Compensation Committee determined that 100% of the shares granted in 2005 and available to be earned for fiscal 2007, and 125% of the shares granted in 2006 and 2007 and available to be earned in fiscal 2007, had been earned as set forth below:

Performance Share Awards Earned Based on 2007 Performance

Performance shares granted in:	2005	2006	2007
G. F. Milzcik President and Chief Executive Officer	4,500	3,334	11,375
W.C. Denninger Senior Vice President, Finance and Chief Financial Officer	4,500	2,500	2,500
J.R. Arrington Senior Vice President, Human Resources	4,000	2,000	2,250
P. J. Dempsey Vice President Barnes Group Inc. and President, Barnes Distribution	4,500	2,500	2,500
S.S. Gates Senior Vice President, General Counsel and Secretary	4,000	2,000	2,250

2.	Salary

The Compensation Committee approved the following with respect to the named executive officers.

Salary
G. F. Milzcik President and Chief Executive Officer	$800,000
W.C. Denninger Senior Vice President, Finance and Chief Financial Officer	$440,000
J.R. Arrington Senior Vice President, Human Resources	$351,000
S.S. Gates Senior Vice President, General Counsel and Secretary	$358,000

No salary action was taken for Mr. Dempsey. On October 5, 2007, when Mr. Dempsey was appointed President, Barnes Distribution, his salary was set at an annual rate of $405,000.

3.	Bonus Awards

The Compensation Committee granted the following cash bonuses pursuant to the Company’s Performance-Linked Bonus Plan for Selected Executive Officers (“PLBP”) to the named executive officers. The grants were based in the case of Messrs. Milzcik, Denninger, and Arrington and Ms. Gates on target 2007 revenue and earnings per share levels set on December 13, 2006 by the Compensation Committee and in the case of Mr. Dempsey on target 2007 unit operating performance levels set on December 13, 2006.

Bonus Award
G.F. Milzcik President and Chief Executive Officer	$1,477,421
W.C. Denninger Senior Vice President, Finance and Chief Financial Officer	$583,933
J.R. Arrington Senior Vice President Human Resources	$428,030
P. J. Dempsey Vice President Barnes Group Inc. and President, Barnes Distribution	$536,402
S.S. Gates Senior Vice President, General Counsel and Secretary	$436,895

The Compensation Committee established the target revenue and earnings per share amounts and unit operating levels with respect to bonus payouts under the PLBP for fiscal year 2008 at its December 13, 2007 meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 19, 2008	BARNES GROUP INC.
(Registrant)

	By:	/s/ Signe S. Gates
Signe S. Gates
Senior Vice President, General Counsel and Secretary